Exhibit 10.2
ARCSIGHT, INC.
2000 STOCK INCENTIVE PLAN
     The Plan was originally adopted by the Board and approved by the shareholders on May 25, 2000, and is effective as of that date. This document is an amendment and restatement of that earlier plan document and is generally effective with respect to all Options or Restricted Shares granted on or after November 15, 2000. Capitalized terms are defined in Article 14.
     1. ESTABLISHMENT AND PURPOSE.
     The 2000 Stock Incentive Plan is established to attract, retain and reward persons providing services to the Company and any successor corporation, to (a) encourage Participants to focus on critical long-range objectives, (b) encourage the attraction and retention of Company employees, and (c) link Participants directly to shareholder interests through increased stock ownership. The Plan provides for awards of ISOs, NSOs and Restricted Shares to eligible individuals.
     2. ADMINISTRATION.
     The Board shall administer the Plan. The Board shall have all powers and discretion necessary or appropriate to administer the Plan including, but not limited to the power to: (a) select the Participants under the Plan; (b) determine the type, number, vesting requirements and other features and conditions of Awards; (c) interpret the Plan; (d) resolve disputed issues of fact; and (e) make all other decisions relating to the operation of the Plan. The Board may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Board’s determinations under the Plan shall be final and binding on all persons. No member of the Board shall be liable for any action or decision made in good faith in connection with the exercise of the Board’s duties under the Plan. The Board, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company.
     3. AGREEMENTS.
     All Awards shall be evidenced by an Agreement signed by the Company and the Participant. Each Agreement shall identify the type of Award and if an Award includes Options, shall designate the Options as either ISOs or NSOs. Each Award shall be subject to the terms and conditions of the Plan and to such other terms and conditions as may be established by the Board in the Agreements. Determinations by the Board under the Plan, including, without limitation, determinations of Participants, the form, amount and timing of Awards, the terms and provisions of Awards and the Agreements, need not be uniform and may be made selectively among Participants who receive or are eligible to receive Awards, whether or not such Participants are similarly situated.
     4. SHARES AVAILABLE FOR GRANTS.
          4.1 Basic Limitation. Shares issued pursuant to the Plan shall be authorized but unissued shares or treasury shares. Subject to adjustment pursuant to Section 4.2, the aggregate number of Shares that may be issued under Awards shall be 11,200,000 Shares. If an Option expires, is surrendered, or becomes unexercisable without having been exercised in full, or if any unissued Shares are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option or any withholding taxes due with respect to such exercise, the unissued or retained Shares shall become available for future grant under the Plan. If Restricted Shares are forfeited, such Shares shall also become available for future grant under the Plan. Prior to the adoption of the Plan, the Company had awarded Restricted Shares to certain individuals. For purposes of calculating the number of Shares that may be issued under the Plan, those Restricted Shares shall reduce the number of Shares that may be issued under the Plan, and any of those Restricted Shares that are forfeited or terminated for any other reason before being exercised shall again become available for awards under the Plan.
          4.2 Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, spin-off, combination of Shares, merger, consolidation, rights offering, or any other increase or decrease in the number of Shares effected without the receipt of consideration by the Company, the Board shall make such adjustment, if any, as it may deem appropriate in the number and kind of Shares authorized by the Plan, in the number of Shares covered by Awards and the Exercise Price of Options.
     5. ELIGIBILITY.
     Subject to the terms and provisions of the Plan, Awards may be granted to Employees, Consultants, and Directors at any time as determined by the Board in its sole discretion. For purposes of the foregoing sentence, Employees and Consultants shall include prospective employees or consultants to whom Awards other than ISOs are granted in connection with written offers of employment or engagement of services, respectively, with the Company; provided that no Award granted to a prospective employee or consultant may be exercised prior to the commencement of employment or services with the Company. The Board may grant ISOs, NSOs, Restricted Shares or any combination of them. The Company does not represent or warrant that an option intended to be an ISO qualifies as such. Eligible persons may receive more than one Award.
     6. TERMS OF OPTIONS.
     Options granted under the Plan shall be subject to the following terms and conditions.
          6.1 Exercise Price. The Exercise Price for an Option shall equal or exceed the Fair Market Value on the Grant Date. The Exercise Price of an Option granted to a Ten Percent Owner shall not be less than 110 percent of the Fair Market Value on the Grant Date.
          6.2 Termination. Each Option shall terminate in accordance with this section.
               (a) Expiration. Unless terminated sooner in accordance with the remaining provisions of this section, each Option shall expire either ten (10) years after the Grant Date or after a shorter term as may be fixed by the Board.
               (b) Death or Disability. If a Participant’s Service ends because the Participant dies or becomes disabled while in Service with the Company, the Participant’s estate or representative shall have the right for a period of twelve (12) months after the date of death or disability to exercise the Participant’s Options to the extent the Participant was entitled to exercise the Options on that date, provided the date of exercise is in no event after the expiration of the term of the Options. To the extent the Options are not exercised within this period, they will terminate.
               (c) Resignation or Termination For Reasons Other than Cause. If a Participant voluntarily resigns from the Company or is terminated by the Company for reasons other than Cause, unvested Options shall be forfeited on the termination date and the Participant shall have the right for a period of thirty (30) days after the date of resignation or termination to exercise vested Options, provided the date of exercise is in no event after the expiration of the term of the Options. To the extent the Options are not exercised within this period, they will terminate.
               (d) Termination for Cause. If lithe Company terminates a Participant’s Service for Cause, vested and unvested Options, to the extent not previously exercised, shall immediately terminate and no longer be exercisable as of the date of termination.
          6.3 Exercisability. In the Board’s discretion, Options may be exercisable immediately upon grant or the right to exercise Options may accrue in installments based upon the passage of time or the attainment of performance goals, which need not be equal, at a rate which shall be set forth in the Agreement and shall provide for a right to exercise that is at least 20% per year over five years from the Grant Date. In addition, the Board may, at any time, and from time to time, determine that Options shall, notwithstanding any vesting period or deferral of the right to exercise otherwise applicable, be immediately exercisable, effective on and after a date declared by the Board to be an advanced exercise date.
          6.4 Payment. To the extent that Options are exercised, the aggregate Exercise Price shall be paid in full upon exercise. An Agreement may provide for payment in the form of: (i) cash; (ii) check; (iii) delivery of a promissory note with such recourse, interest, security, and redemption provisions as the Board in its discretion determines as appropriate; (iv) surrender of Shares having a Fair Market Value on the date of surrender not less than the aggregate Exercise Price of the Shares being acquired; or (v) any combination of the foregoing methods of payment. Unless otherwise provided by the Board, Options may not be exercised by surrender of Shares unless such Shares either have been owned by the Participant for more than six (6) months or were not acquired, directly or indirectly, from the Company.
          6.5 Exercise Procedure. An Option shall be deemed exercised when the Company receives: (i) a signed written exercise notice (in accordance with the Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 4 of the Plan.

          6.6 Restrictions on Transfer of Shares and Minimum Vesting. Except as otherwise specified in an Agreement, any Shares issued upon exercise of Options shall be subject to the Company’s right of repurchase and right of first refusal and an agreement may provide that the Company’s right of repurchase and right of first refusal shall lapse upon the occurrence of a Change of Control or an IPO. If Options include a provision whereby the Participant may elect at any time while an Employee, Director or Consultant to exercise the Options prior to their vesting, the Shares acquired with respect to unvested Options shall be subject to a repurchase right in favor of the Company, with the repurchase price per Share to be equal to the original Exercise Price,; provided, however, that (i) the right to repurchase at the original Exercise Price shall lapse at a minimum rate of 20 percent per year over five (5) years from the date the Options were granted, and (ii) such right shall be exercisable only within (A) the ninety (90) day period following the termination of Service, or (B) such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding “qualified small business stock”)), and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the Shares. Shares issued upon exercise of Options may be subject to such other special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.
          6.7 Modification, Extension, and Renewal. The Board shall have the power to modify, extend, or renew outstanding options and authorize the grant of new options in substitution therefor, provided that any such action may not have the effect of altering or impairing any rights or obligations of any option previously granted without the consent of the Participant.
          6.8 Cancellation and Rescission Provision. A Participant shall neither render services for any organization or business that is or becomes competitive with the Company, nor engage directly or indirectly in any organization or business which is or becomes otherwise prejudicial to or in conflict with the interests of the Company, as determined by the Board. If a Participant fails to comply with the previous sentence prior to or during a six-month period after any exercise of an Option, the exercise shall be cancelled and rescinded. The Board shall notify the Participant in writing of any such cancellation and rescission within two years after such exercise. Within ten days after receiving such notice from the Board, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the cancelled and rescinded exercise of the Option.
          6.9 Transferability. Options granted under the Plan are not transferable and shall be exercisable during a Participant’s lifetime only by the Participant; provided, however, that a NSO may be transferred upon the approval of the Administrator (in its sole discretion) by appropriate instrument to an inter vivos or testamentary trust in which the option is to be passed to the Participant’s beneficiaries upon the Participant’s death or by gift to the Participant’s immediate family (consisting of the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships). No option or interest therein may be otherwise transferred, assigned, pledged, or hypothecated by a Participant, whether by operation of law or otherwise, or be made subject to execution, attachment, or similar process.

Any such purported assignment, sale, transfer, delegation, or other disposition shall be null and void.
          7. SPECIAL TERMS OF INCENTIVE STOCK OPTIONS.
          Notwithstanding any other provision of the Plan, the terms and conditions set forth in this Section 7 shall apply to all Options granted under the Plan that are intended to be ISOs. Any Option the terms of which provide that it shall be treated as an NSO shall not be subject to such terms and conditions.
               7.1 Employees. ISOs may only be granted to Employees. If an ISO is exercised more than three (3) months after the date on which the Participant ceases to be an employee (other than by reason of death or a permanent and total disability as defined in Code § 22(e)(3)), the Option will be treated as an NSO, and not an ISO.
               7.2 Exercise Price. The Exercise Price of an ISO granted to a Ten Percent Owner shall not be less than 110 percent of the Fair Market Value on the Grant Date. The Exercise Price of an ISO granted to any other Employee shall not be less than the Fair Market Value on the Grant Date.
               7.3 Expiration for Ten Percent Owners. An ISO granted to a Ten Percent Owner shall expire either five (5) years after the date on which it was granted or after a shorter term as may be fixed by the Board.
               7.4 One Hundred Thousand Dollars ($100,000) Limitation. To the extent that the aggregate Fair Market Value (determined in accordance with this paragraph) of the Shares subject to ISOs (determined without regard to this paragraph) held by a Participant under all plans of the Company or its Affiliates that become exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), the most recently granted Options shall be treated as NSOs to the extent of the excess Shares. For purposes of this paragraph, all Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to such Options shall be determined as of the Grant Date with respect to each Option.
          8. RESTRICTED SHARES.
          The Board may grant Restricted Shares under the Plan, subject to such restrictions, conditions and other terms and for such consideration as the Board may determine in addition to those set forth in this Section.
               8.1 Restrictions. At the time a grant of Restricted Shares is made, the Board shall establish the Restricted Period applicable to such Restricted Shares. Each grant of Restricted Shares may be subject to a different Restricted Period. The Board may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Shares. The Board may also, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the date on which such the Restricted Period expires and any other restrictions have lapsed or been satisfied.

          8.2 Restricted Shares Certificates. As soon as practicable following an Award of Restricted Shares, the Company shall issue, in the name of the Participant, a stock certificate with proper legends representing the total number of Restricted Shares granted to the Participant. The Secretary of the Company shall hold such certificates, properly endorsed for transfer, for the Participant’s benefit until such time as the Restricted Shares are forfeited to the Company or until the Restricted Shares vest. In lieu of the foregoing, Restricted Shares awarded to a Participant may be held under the Participant’s name in a book entry account maintained by or on behalf of the Company.
          8.3 Rights of Holders of Restricted Shares. Except as otherwise determined by the Board either at the time Restricted Shares are awarded or at any time thereafter prior to the lapse of the restrictions, holders of Restricted Shares shall have the right to vote such shares or the right to receive any dividends with respect to such shares. All distributions, if any, received by an employee or consultant with respect to Restricted Shares as a result of any stock split-up, stock distribution, combination of shares, or other similar transaction shall be subject to the restrictions of this Section.
          8.4 Termination of Service. Any Restricted Shares shall be forfeited if the Participant terminates Service for reasons other than death or disability prior to the expiration or termination of the Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares. Upon such forfeiture, the Secretary of the Company shall either cancel or retain in its treasury the Restricted Shares that are forfeited to the Company. Upon the death of a Participant prior to his termination of Service, or upon a Participant’s termination of Service as a result of disability, all Restricted Shares previously awarded to such Participant which have not previously vested shall be forfeited unless the Board in its sole discretion shall determine otherwise.
          8.5 Lapse of Restrictions. All restrictions imposed on the Restricted Shares shall lapse upon the expiration of the Restriction Period, and satisfaction of other requirements, if any, specified in the Agreement. The grantee shall then be entitled to have the legend removed from the certificates.
          8.6 Delivery of Restricted Shares. Subject to the provisions of this Section, at such time as the Participant shall become vested in his Restricted Shares, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be.
     9. CORPORATE TRANSACTION.
     An Agreement may provide that Options or Restricted Shares shall become fully or partially vested and exercisable upon a Change Of Control, IPO or other corporate transaction, or an Agreement may provide for the assumption of Options or substitution of new options by the successor entity and the substitution of new restricted shares following a Change Of Control or corporate transaction.

     10. TERM OF THE PLAN; AMENDMENT TERMINATION.
          10.1 Term of the Plan. The Plan was effective as of May 25, 2000, the date of its adoption by the Board and approval by the shareholders. The Plan shall remain in effect until May 24, 2010, unless terminated sooner in accordance with Section 10.2.
          10.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.
     11. REGULATORY APPROVAL, REGISTRATION, AND INVESTMENT PURPOSE.
          Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. Unless the Shares shall have been registered under the Securities Act of 1933, Awards under the Plan shall be granted on the condition that the Participant: (1) agree that purchases or grant of Shares thereunder shall be for investment and not with a view to resale or distribution of such Shares; and (ii) give such other written representations as the Board may require. As a condition to the issuance of Restricted Shares or Shares purchased upon the exercise of any Options granted pursuant to the Plan which are not registered under such Act, the Participant, his legal representative, executor, administrator, heir or legatee, as the case may be, receiving such Shares shall deliver to the Company a writing, in form and substance satisfactory to the Company and its counsel, implementing such agreement. The Plan is intended to satisfy all requirements of Rule 701 under the Securities Act of 1933 and California Corporations Code § 25102(o) with respect to offers and sales that would otherwise violate Federal and California securities law (including the requirement that Optionees receive financial statements at least annually), and any such requirement is hereby incorporated into the Plan to effect that intent.
     12. CLAIMS; ARBITRATION.
          12.1 Claims. Any individual who makes a claim for benefits under the Plan shall file the claim in writing with the Board. Written notice of the disposition of the claim shall be delivered to the claimant within 30 days after filing. If the claim is denied, the reasons shall be set forth in a statement delivered to the claimant. Thereafter the claimant may request arbitration in accordance with subsection (b). The filing of a claim in accordance with this section shall be a condition precedent to the prosecution of any dispute.
          12.2 Arbitration. Any dispute between the Company and an individual claiming a benefit under the Plan which is not resolved between the Company and the claimant shall, if either party wishes to further pursue resolution of the dispute, be submitted to arbitration in accordance with the rules of Commercial Arbitration of the American Arbitration Association. Any such arbitration shall take place in San Francisco. The arbitrator shall be a person experienced in employment and compensation of corporate business executives who is mutually acceptable to the Company and the claimant. If an arbitrator cannot be agreed upon within 15 days after a dispute is submitted to arbitration, the parties shall each select one representative who is not and has never been associated with the Company and who is not related to the claimant, and these two representatives shall choose a neutral arbitrator with the qualifications described above. If the representatives cannot reach agreement, one arbitrator with the qualifications described above shall be selected by the San Francisco office of the American Arbitration Association. All actions and proceedings under this Section shall be kept confidential and neither party shall divulge any part thereof to third parties without the prior written consent of the other party. Each party to an arbitration under this section shall pay his or her own expenses, including but not limited to, fees of counsel, and each of the parties shall bear one-half of the fees and costs of the arbitrators.
     13. MISCELLANEOUS.
          13.1 Employment Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Consultant or Director of the Company or an Affiliate. The Company and its Affiliates reserve the right to terminate the service of any Employee, Consultant or Director at any time, and for any reason, subject to applicable laws, the Company’s bylaws and a written employment agreement (if any).
          13.2 Shareholders’ Rights. Except as otherwise provided in an Agreement, a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by Options prior to the issuance of such Shares.
          13.3 Withholding. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor should make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied. The Board may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including any restrictions required by rules of the Securities and Exchange Commission.
          13.4 Governing Law. The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of California.
14. DEFINITIONS.
     “Affiliate” means any “parent corporation” or “subsidiary corporation,” as such terms are defined in Code Sections 424(e) and 424(f).
     “Agreement” means the written agreement setting forth the terms and provisions applicable to each Option granted under the Plan.

     “Award” means, individually or collectively, a grant under this Plan, including any NSOs, ISOs or Restricted Shares.
     “Board” means the Company’s Board of Directors.
     “Cause” means that the Participant is determined by the Board reasonably and in good faith to have: (i) committed an act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company; (ii) deliberately and repeatedly violated the rules of the Company or the valid instructions of the Board or an authorized officer of the Company; (iii) made any unauthorized disclosure of any of the secrets or confidential information of the Company; (iv) induced any client or customer of the Company to break any contract with the Company; or (v) engaged in any conduct that could reasonably be expected to result in loss, damage or injury to the Company.
     “Change of Control” means the occurrence of any of the following events: (i) the acquisition, other than directly from the Company, by any person (deemed to have the same meaning as when used in Section 13 of the Securities Exchange Act of 1934) of more than fifty percent (50%) of the Company’s outstanding shares entitled to vote for Directors; (ii) a merger, consolidation or other combination of the Company with one or more other corporations which results in more than fifty percent (50%) of the voting stock of the merged, consolidated or combined corporation being held by former shareholders of the corporations (other than the Company) which are parties to such merger, consolidation or other combination; (iii) during any period of 24 months, individuals who, at the beginning of such period constitute the Board cease to constitute the majority of the Board (unless the election or nomination of the new members was approved by the majority of the Board of Directors as constituted at the beginning of the 24 month period); or (iv) the liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the Company’s assets.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Company” means ArcSight, Inc., a Delaware corporation.
     “Consultant” means an individual performing services for the Company or an Affiliate and who is not an Employee or a Director.
     “Director” means a member of the Board.
     “Employee” means any key employee, including founders, of the Company or an Affiliate.
     “Exercise Price” means the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Agreement.
     “Fair Market Value” means the market price of one Share, determined by the Board in good faith on such basis as it deems appropriate, in a manner consistent with California Code of Regulations, Title 10 §260.140.50.
     “Grant Date” means, with respect to an Option, the date on which the Board makes the determination to grant such Option, or such other date as is determined by the Board. Within a reasonable time thereafter, the Company will execute and deliver an Agreement to the Participant.
     “IPO” means a financial closing of an underwritten public offering of common or preferred stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended.
     “ISO” means an incentive stock option described in Code Section 422.
     “NSO” means an employee stock option not described in Code Section 422.
     “Option” means an ISO or NSO granted under the Plan.
     “Participant” means an individual or estate that holds an Award. If a NSO is assigned pursuant to Section 6.9, the term “Participant” shall mean the assignee when required by the context.
     “Plan” means this ArcSight, Inc. 2000 Stock Incentive Plan, as it may be amended from time to time.
     “Restricted Shares” means an Award granted to a Participant pursuant to Section 8.
     “Restriction Period” means the period during which the transfer of Restricted Shares is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board, in its discretion), and the Shares are subject to a substantial risk of forfeiture.
     “Service” means the Participant’s employment or service with the Company or an Affiliate, whether as an Employee, Director or Consultant. The Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee. Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Subject to the foregoing, the Company, in its sole discretion, shall determine whether a Participant’s Service has terminated and the effective date of such termination.
     “Share” means one share of the common stock of the Company.
     “Ten Percent Owner” means any Employee who is, on the Grant Date of an Option, the owner of Shares (determined with application of ownership attribution rules of Code Section 424(d)) possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any of its Affiliates.